As filed with the Securities and Exchange Commission on September 15, 2006

Registration No. 333-46858

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Post-Effective
Amendment No. 1
to
FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

_____________________

EOG Resources, Inc.
(Exact name of registrant as specified in its charter)

Delaware	47-0684736
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

333 Clay Street, Suite 4200
Houston, Texas 77002
(713) 651-7000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

_____________________
Barry Hunsaker, Jr.
EOG Resources, Inc.
333 Clay Street, Suite 4200
Houston, Texas 77002
Telephone: (713) 651-6940
Facsimile: (713) 651-6987
(Name, address, including zip code, and telephone number, including area code, of agent for service)

_____________________
Copy to:
Arthur H. Rogers
Fulbright & Jaworski L.L.P.
1301 McKinney, Suite 5100
Houston, TX 77010
Telephone: (713) 651-5421
Facsimile: (713) 651-5246

Approximate Date of Commencement of Proposed Sale to the Public: Not applicable. Termination of registration statement and deregistration of related securities that were not sold pursuant to the registration statement.

_____________________

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /  /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /  /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /  /

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. / /

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. / /

Termination of Registration Statement and Deregistration of Securities

On September 28, 2000, EOG Resources, Inc., a Delaware corporation (the "Company"), filed a registration statement on Form S-3, Reg. No. 333-46858 (the "Existing Registration Statement"), with the Securities and Exchange Commission (the "Commission"), which was subsequently declared effective. The Existing Registration Statement registered the sale by the Company or certain selling shareholders of debt securities, preferred stock and common stock of the Company with an aggregate initial offering price not to exceed $688,237,500, which amount includes $88,237,500 previously registered on Registration Statement No. 333-44785 included in such registration statement in accordance with Rule 429 of the Securities Act of 1933, as amended (the "Registered Securities").

None of the Registered Securities have been sold pursuant to the Existing Registration Statement and the Company has determined that the entire amount of Registered Securities that were registered under the Existing Registration Statement can be removed from registration. Pursuant to the undertaking contained in the Existing Registration Statement, the Company files this post-effective amendment to the Existing Registration Statement to remove from registration any remaining unsold amounts of Registered Securities.

Concurrently with the filing of this Amendment No. 1 to the Existing Registration Statement, the Company will file a new automatic shelf registration statement on Form S-3 (the "New Registration Statement") to register the sale by the Company or certain selling shareholders of debt securities, preferred stock and common stock of the Company with an aggregate initial offering price not to exceed $688,237,500. Pursuant to Rule 457(p) under the Securities Act of 1933, as amended, and Question 7 to the "Securities Offering Reform Transition Questions and Answers" released by the staff of the Securities and Exchange Commission's Division of Corporation Finance, the $158,400 and $51,725 registration fees previously paid with the Existing Registration Statement will be carried forward and applied to the registration fee on the New Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 15, 2006.

EOG RESOURCES, INC.

By:	/s/ TIMOTHY K. DRIGGERS Timothy K. Driggers Vice President and Chief Accounting Officer (Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated on September 15, 2006.

	Signature	Title

	*	Chairman of the Board and Chief Executive Officer and
	(Mark G. Papa)	Director (Principal Executive Officer)

	*	President and Chief of Staff and Director
	(Edmund P. Segner, III)	(Principal Financial Officer)

	/s/ TIMOTHY K. DRIGGERS	Vice President and Chief Accounting Officer
	(Timothy K. Driggers)	(Principal Accounting Officer)

	*	Director
(George A. Alcorn)

	*	Director
(Charles R. Crisp)

	*	Director
(William D. Stevens)

	*	Director
(H. Leighton Steward)

	*	Director
(Donald F. Textor)

	*	Director
(Frank G. Wisner)

*By	/s/ PATRICIA L. EDWARDS
Patricia L. Edwards
Attorney-in-Fact